SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A/A

For registration of certain classes of securities

pursuant to section 12(b) or (g) of the

Securities Exchange Act Of 1934

NATIONSHEALTH, INC.

(Exact name of registrant as specified in its charter

DELAWARE	06-1688360
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

13650 N.W. 8th Street, Suite 109 Sunrise, Florida	33325
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [X]

Securities Act registration statement file number to which this form relates:  333-105388
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Units
Title of Class

Common Stock, $.0001 par value
Title of Class

Common Stock Purchase Warrants
Title of Class

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to Be Registered.

On August 31, 2004, NationsHealth, Inc. (formerly known as Millstream Acquisition Corporation) (the “Corporation”) acquired all of the membership interests of NationsHealth Holdings, L.L.C. (“NationsHealth”) (the “Acquisition”).  Concurrently with the closing of the Acquisition, the Corporation adopted Amended and Restated By-laws (the “Restated By-laws”) and filed with the Secretary of State of the State of Delaware a Second Restated Certificate of Incorporation (the “Restated Certificate”).  Such Restated Certificate was adopted by a vote of the stockholders of the Corporation at a special meeting held on August 30, 2004.  The Restated Certificate and the Restated By-laws contain the rights of security holders of the Corporation, which in certain instances, differ in material respects from the rights previously granted to security holders.  A comparison of the rights granted to security holders is contained in the section entitled “Comparison of Stockholder Rights” on pages 130-138 of the definitive Proxy Statement of the Corporation filed by the Corporation with the Securities and Exchange Commission on August 13, 2004 pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Definitive Proxy Statement”), which section is incorporated herein by reference.  Additionally, the description of the registrant’s securities required by this item is contained in the section entitled “Description of the Combined Company’s Securities Following the Merger” on pages 123-129 of the Definitive Proxy Statement, which section is incorporated herein by reference.

The Restated By-laws and the Restated Certificate are attached hereto as Exhibit 3.3 and 3.4 respectively, and are incorporated herein by reference.

Item 2.                    Exhibits.

Item 2 is amended by adding thereto the following:

3.3           Second Restated Certificate of Incorporation of NationsHealth, Inc.

3.4           Restated By-laws of NationsHealth, Inc.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NATIONSHEALTH, INC.

By:	/s/ Glenn M. Parker
Name: Glenn M. Parker, M.D.
Title: Chief Executive Officer
Date: September 7, 2004

EXHIBIT INDEX

Exhibit No.	Description

3.3	Second Restated Certificate of Incorporation of NationsHealth, Inc.
3.4	Restated By-laws of NationsHealth, Inc.